Exhibit 10(b)

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) under the TrustCo Bank Corp NY 2010 Equity Incentive Plan, dated as of the Grant Date set forth below, is made between TrustCo Bank Corp NY (the “Company”) and the Participant set forth below.

The award granted in this Agreement is contingent on the Participant agreeing to be bound by all of the terms and conditions of the Plan and this Agreement by signing and returning this Agreement to the Company on or before November 17, 2011. If the Participant fails to return a signed copy of this Agreement to the Company on or before such date, this award will be deemed to be voided and withdrawn and, as such, of no force or effect.

1. Grant. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant an award (the “Award”) of the number of shares of Restricted Stock of the Company set forth in paragraph 2.

2. Award Summary

Participant:	___________________________________

Grant:	Grant Date:	November 15, 2011

Number of Shares:	________________

Period of Restriction:	Shares:	Lapse Date:

______________	November 15, 2014

In the event of a Change-in-Control of the Company as defined in Section 16(b) of the Plan, the Period of Restriction shall lapse.

3. Period of Restriction. The Period of Restriction with respect to the Restricted Stock is as set forth in paragraph 2. The shares of Restricted Stock awarded hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during the Period of Restriction applicable to such shares. Subject to the applicable other provisions of the Plan and paragraph 25 of this Agreement, after the last day of the Period of Restriction applicable to Participant’s shares of Restricted Stock (whether through the lapse of time or early termination as provided in this Agreement), and after all other conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapsed (including satisfaction of any applicable withholding tax obligations), such shares of Restricted Stock shall become freely transferable by Participant.

4. Rights as a Shareholder. During the Period of Restriction, Participant may exercise full voting rights with respect to the shares of Restricted Stock awarded hereby (whether or not the applicable Period of Restriction has lapsed) and shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

5. Separation from Service.

(a) In the event of Participant’s Separation from Service because of death or Disability during the Period of Restriction, the Period of Restriction applicable to the Restricted Stock shall automatically terminate (that is, the shares of Restricted Stock shall “vest”) upon such Separation from Service.

(b) In the event of a Participant’s Separation from Service during the Period of Restriction for any reason other than those set forth in paragraph 19(a) above, then any shares of Restricted Stock still subject to the Period of Restriction at the date of such Separation from Service automatically shall be forfeited and returned to the Company.

6. Section 83(b) Election and Withholdings.

(a) By signing and returning to the Company a copy of this Agreement, the Participant acknowledges that he or she has been advised by the Company to seek independent tax advice from the Participant’s own advisors regarding the availability and advisability of making an election under Section 83(b) of the Code, and that any such election, if made, must be made within 30 days of the Grant Date. If Participant makes an election under Code Section 83(b), the Participant must promptly deliver a copy of such election to the Company. Participant is solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company, and the Participant may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this Award.

(b) If the Participant makes an election under Code Section 83(b) with respect to the Award, the Award shall be conditioned upon the Participant making prompt payment to the Company of any applicable withholding obligations or withholding taxes by the Participant (“Withholding Taxes”). Failure by the Participant to pay such Withholding Taxes will render this Agreement and the Award granted hereunder null and void ab initio, and the Restricted Stock granted hereunder will be immediately cancelled. If the Participant does not make an election under Code Section 83(b) with respect to the Award, upon the vesting of any portion of the shares of Restricted Stock as provided in this Agreement, the Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Restricted Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding that would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

7. No Right to Continued Employment. Neither the Award nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employment or service of the Company or any affiliate for any period, nor restrict in any way the right of the Company, which right is hereby expressly reserved, to terminate the Participant’s employment or service at any time with or without Cause. The Participant acknowledges and agrees that any termination of the restrictions on the Restricted Stock awarded herein is earned only by continuing as an employee of the Company or an affiliate at the will of the Company or such affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the Award.

8. The Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s request to the Company at TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention: Secretary.

9. Compliance with Laws and Regulations.

(a) The Award and delivery of any shares of Stock hereunder shall be subject in all respects to (i) all applicable federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares of Stock hereunder upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for shares of Stock to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) The shares of Stock received upon the expiration of the applicable portion of the Period of Restriction shall have been registered under the Securities Act of 1933 (“Securities Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the shares of Stock received except in compliance with Rule 144. Certificates representing shares of Stock issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.

(c) If, at any time, the shares of Restricted Stock are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to such shares, the Participant shall execute, prior to the delivery of any such shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

10. Notices. All notices by the Participant or the Participant’s assignees shall be addressed to TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention: Human Resource Department, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

11. Other Plans. The Participant acknowledges that any income derived from the Restricted Stock shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any affiliate of the Company.

12. Recovery of Incentive Compensation. This Award and any shares of Stock, cash or other compensation received by Participant pursuant to this Award that constitute incentive-based compensation may be subject to recovery by the Company under any compensation recovery, recoupment or clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Stock may be listed. Participant shall promptly return any such incentive-based compensation that the Company determines it is required to recover from Participant under any such policy.

13. Governing Law. This Agreements shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law. Participants hereby agrees to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

TrustCo Bank Corp NY

By:
Name:
Title:

Accepted and agreed to:

Name: